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                                                                     Exhibit 5.1

                            DOEPKEN KEEVICAN & WEISS
                            PROFESSIONAL CORPORATION
                                600 Grant Street
                                   58th Floor
                         Pittsburgh, Pennsylvania 15219
                               Phone: 412-355-2600
                               Fax: 412-355-2609

                                                                 August 18, 1999


MotivePower Industries, Inc.
Two Gateway Center, 14th Floor
Pittsburgh, PA 15222


                  Re:      Registration Statement on Form S-8
                           ----------------------------------

Gentlemen and Ladies:

         We have acted as special counsel to MotivePower Industries, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to up to 700,000 shares of common stock of the Company (the "Common Stock") issuable to employees and directors of the Company under the MotivePower Industries, Inc. Deferred Compensation Plan, the MotivePower Industries, Inc. Deferred Compensation Plan for Michael A. Wolf or the MotivePower Industries, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Plans").

         In connection with this opinion, we have examined, among other things:

         (1) the Restated Certificate of Incorporation of the Company, as amended to date;

         (2) resolutions adopted by the board of directors of the Company adopting the Plans; and

         (3)      the Plans, as currently in effect.

         Based upon the foregoing and upon an examination of such other documents, corporate proceedings, statutes, decisions and questions of law as we considered necessary in order to enable us to furnish this opinion, and subject to the assumptions set forth above, we are pleased to advise you that in our opinion:

         (a) The Company has been duly incorporated and is a validly existing corporation under the laws of the Commonwealth of Pennsylvania; and

         (b) The shares of Common Stock being registered and issuable by the Company pursuant to the provisions of the Plans have been duly authorized, and are, or upon such issuance in accordance with the provisions of the Plans, will be, validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                                    Yours truly,

                                                    /s/ Doepken Keevican & Weiss
                                                        Professional Corporation